EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 14, 2005, with respect to the consolidated financial statements and schedule of Cornerstone Realty Income Trust, Inc. included in the Colonial Properties Trust Form 8-K/A dated June 13, 2005, filed with the Securities and Exchange Commission, in the following registration statements and related prospectus of Colonial Properties Trust.

▪	Form S-8 related to certain restricted shares and stock options filed on September 29, 1994

▪	Form S-8 related to the registration of common shares issuable under the Colonial Properties Trust 401(k)/Profit-Sharing Plan filed on October 15, 1996

▪	Form S-8 related to the Non-Employee Trustee Share Plan filed on May 15, 1997

▪	Form S-8 related to the Employee Share Purchase Plan filed on May 15, 1997

▪	Form S-8 related to changes to First Amended and Restated Employee Share Option and Restricted Share Plan and Non-Employee Trustee Share Option Plan filed on May 15, 1997

▪	Form S-8 related to the second amended and restated employee share option and restricted share plan filed on July 31, 1998

▪	Form S-8 related to the Cornerstone Realty Income Trust, Inc. 1992 Incentive Plan and 1992 Non-Employee Directors Stock Option Plan filed on April 4, 2005

▪	Form S-3 related to the Dividend Reinvestment Plan filed on April 11, 1995, as amended

▪	Form S-3 filed October 23, 1997 and Amendment No. 1 to Form S-3 filed November 20, 1997 related to Shelf Registration

▪	Form S-3 related to the dividend reinvestment share plan filed October 23, 2000

▪	Form S-3 related to the registration of common shares issuable under the Colonial Realty Limited Partnership Executive Unit Purchase Program filed on February 6, 2001

▪	Form S-3 related to the registration of common shares issuable under the Colonial Properties Trust Dividend Reinvestment and Share Purchase Plan filed on October 30, 2002

▪	Form S-3 filed on May 9, 2003 and Amendment No. 1 to Form S-3 filed on May 20, 2003 related to the Shelf Registration

/s/ Ernst & Young LLP

June 9, 2005

Richmond, Virginia